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                                                                   EXHIBIT 10.21

                             2003-1 AMENDMENT TO THE
                                 STEELCASE INC.
                           RESTORATION RETIREMENT PLAN

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         WHEREAS, Steelcase Inc. (the "Company") has established and maintains the Steelcase Inc. Restoration Retirement Plan, effective March 1, 1998, and as thereafter amended from time to time (the "Plan"); and

         WHEREAS, pursuant to Section 7.1 of the Plan, the Company has reserved to its Board of Directors the right to amend the Plan at any time; and

         WHEREAS, the Board of Directors of the Company has delegated to its Compensation Committee (the "Committee") the necessary authority to amend the Plan; and

         WHEREAS, the Compensation Committee desires to amend the Plan in order to provide for automatic lump sum distributions of accounts having vested balances of less than $50,000 and to clarify that only the portion of the balance of a participant's account that is vested can be paid as benefits.

         NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is amended, effective immediately, as follows:

         1.   Section 6.2 of the Plan is amended to read as follows:

              "6.2    PAYMENT

                           i. DURING LIFE. The vested portion of the Participant's Account shall be paid or begin to be paid on or about the April 1 following the Fiscal Year in which termination of employment occurs. A Participant may elect, subject to the approval of the Committee, to have the payment made in either of the following ways or any combination thereof:

                              (a)  In one lump sum, or

                              (b) In annual installments over four years using the 'declining digits' method (i.e., the first payment is 1/4 of the vested portion of the Account balance, the second 1/3 of the remaining vested balance, the third 1/2

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         of the remaining vested balance and the fourth the entire remaining vested balance).

                              The Participant's election under this Section shall be filed in writing with the Committee. The Participant's initial election shall be effective if filed with the Committee within 30 days of the date the Committee provides notice of the election to the Participant, but in any event prior to the date payment would otherwise be made. Elections filed after that time, and any change in an election, shall be effective only if the individual remains employed for the following 12-month period.

                              ii.    DEATH.  In the event of death of a
         Participant before payment of all benefits due, any amount remaining of the vested portion of the Participant's Account will be made to the Participant's Beneficiary in a single lump sum or in annual installments over a four year period, using the declining digits method, provided the Participant so elected prior to his or her death.

                              iii. CASH OUTS. Notwithstanding anything in this Section 6.2 to the contrary, the Committee may elect to distribute the entire vested balance of the Participant's Account in a single lump sum payment to the Participant or his or her Beneficiary if the vested balance of the Account is less than $50,000, or in the event of the Participant's Total Disability or death."


              2. The first paragraph of Section 6.3 is amended to read as follows:


                              "The non-vested percentage of the Participant's Account shall be forfeited upon the commencement of payments to the Participant or his or her Beneficiary pursuant to Section 6.2. A Participant's right to any vested portion of his or her Account remaining under this Plan shall be forfeited upon occurrence of any of the following events:"


         IN WITNESS WHEREOF, the Company has caused this 2003-1 Amendment to the Steelcase Inc. Restoration Retirement Plan to be executed by its duly authorized officer on the 22nd day of January, 2003.


                               STEELCASE INC.

                               By: /s/  Nancy W. Hickey
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                                   Its: Sr. Vice President, Global Strategic
                                        Resources & Chief Administrative Officer

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